UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

SONIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-18859	73-1371046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Johnny Bench Drive Oklahoma City, Oklahoma	73104
(Address of Principal Executive Offices)	(Zip Code)

(405) 225-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Sonic Corp. has completed a series of financing transactions designed to facilitate its operations and business activities.

Fixed Rate Securitization Notes. On December 20, 2006, various Sonic Corp. subsidiaries issued $600 million of Fixed Rate Series 2006-1 Senior Notes, Class A-2 (the “Series 2006-1 Fixed Rate Notes”) in a private transaction.

The Fixed Rate Notes are the first issuance under a facility that will allow Sonic to issue additional series of notes in the future subject to certain conditions. The Series 2006-1 Fixed Rate Notes will have an anticipated contract monthly weighted average fixed interest rate of 5.7%. The effective weighted average fixed interest rate on a GAAP basis is anticipated to be approximately 5.9%, on the Series 2006-1 Fixed Rate Notes, after giving effect to hedging arrangements entered into in connection with this transaction. Amortization of loan origination costs will add an additional 80 basis points to interest expense, producing an overall weighted average interest cost of 6.7% on the fixed-rates notes. The 2006-1 Fixed Rate Notes are subject to an upward adjustment in the rate of interest due under certain circumstances relating to rates in effect at specified time frames, referred to as “contingent interest” herein. The Series 2006-1 Fixed Rate Notes were issued under a Base Indenture dated December 20, 2006 (the “Base Indenture”) and the related Series 2006-1 Supplemental Indenture dated December 20, 2006 (the “Supplemental Indenture”) among various newly created subsidiaries of Sonic Corp., including Sonic Capital LLC, Sonic Industries Franchising LLC, America’s Drive-In Holding Inc., America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Series 2006-1 Fixed Rate Notes and Citibank, N.A., as Trustee and Securities Intermediary. The Base Indenture and Supplemental Indenture are attached hereto as Exhibits 99.1 and 99.2, respectively. The Fixed Rate Notes will have an expected life of six years, with a legal final repayment date in December 2031. The Series 2006-1 Notes are secured by various collateral as described herein.

Revolving Credit Facility. In connection with the issuance of the Series 2006-1 Fixed Rate Notes, certain Sonic Corp. subsidiaries also completed a securitized financing facility of Variable Rate Series 2006-1 Senior Variable Funding Notes, Class A-1 (the “Variable Funding Notes”), which allows for the issuance of up to $200 million of Variable Funding Notes and certain other credit instruments, including letters of credit in support of various Sonic Corp. subsidiary obligations. The Variable Funding Notes allow for drawings on a revolving basis and have been executed pursuant to a Class A-1 Note Purchase Agreement dated December 20, 2006 (the “Variable Funding Note Purchase Agreement”) among Sonic Capital LLC, Sonic Industries Franchising LLC, America’s Drive-In Holding Inc., America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer and Sonic Industries Services Inc., as Servicer, certain private conduit investors, financial institutions and funding agents, Bank of America, N.A., as provider of letters of credit, and Lehman Commercial Paper Inc., as a swingline lender and as Administrative Agent. The Variable Funding Notes will be governed, in part, by the Variable Funding Note Purchase Agreement and by certain generally applicable terms contained in the Base Indenture. Interest on the Variable Funding Notes will be payable at per annum rates equal to LIBOR plus 105 basis points. While no Variable Funding Notes were issued at closing, letters of credit in an aggregate amount of $300,000 were issued in connection with the establishment of the facility, and it is expected that amounts will be drawn under the Variable Funding Notes from time to time as needed by Sonic Corp. in connection with the operation of its business. There is a commitment fee on the unused portion of the Variable Funding Notes facility of 0.5%. The Variable Funding Notes and other credit instruments issued under the variable Funding Note Purchase Agreement are secured by various collateral as described herein. The Variable Funding Note Purchase Agreement is attached hereto as Exhibit 99.3.

Collateral Security. The subsidiaries that issued the Series 2006-1 Fixed Rate Notes and the Variable Funding Notes (collectively, the “Notes”) are all newly created special purpose bankruptcy remote indirect subsidiaries of Sonic Corp. that hold substantially all of Sonic’s franchising assets and partner drive-in real estate used in the operation of Sonic Corp’s existing business. The Notes are secured by Sonic’s franchise royalty payments, certain lease and other payments and fees and, as a result, the repayment of these Notes is expected to be made solely from the income derived from these indirect subsidiaries’ assets. In addition, Sonic Industries LLC, which is the Sonic Corp. subsidiary that acts as franchisor, has guaranteed the obligations of the Co-Issuers under the Base Indenture and pledged substantially all of its assets to secure such obligations. The pledge and collateral arrangements for all of the Co-Issuers is included in the Base Indenture and the guarantee of Sonic Industries LLC is separate therefrom and is attached hereto as Exhibit 99.4.

Neither Sonic Corp., the ultimate parent of each of the subsidiaries involved in the securitization, nor any subsidiary of Sonic other than the subsidiaries involved in the securitization, guarantee or in any way are liable for the obligations of the subsidiaries involved in the securitization under the Base Indenture, the Supplemental Indenture or the Notes, or any other obligation of such subsidiaries in connection with the issuance of the Notes. Pursuant to the Parent Company Support Agreement dated December 20, 2006 (the “Parent Company Support Agreement”), Sonic Corp. has, however, agreed to cause the performance of certain obligations of its subsidiaries, principally related to the servicing of the assets included as collateral for the Notes and certain indemnity obligations relating to the transfer of the collateral assets to the Co-Issuers. The Parent Company Support Agreement also contains a limitation on indebtedness that may be incurred by Sonic Corp. or its direct and indirect subsidiaries (other than the subsidiaries involved in the securitization), equal to five times EBITDA and/or the satisfaction of certain conditions. The Parent Company Support Agreement is attached hereto as Exhibit 99.5.

Third Party Credit Enhancement. The Series 2006-1 Fixed Rate Notes are rated “Aaa”, and “AAA” by Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services, respectively. Timely payment of interest (other than contingent interest) and the outstanding principal of the Notes on the legal final payment date are guaranteed by a financial guaranty insurance policy issued by a monoline insurance company, Ambac Assurance Corporation (“Ambac”), whose obligations themselves are rated “Aaa” and “AAA”. The insurance policy has been issued under an Insurance and Reimbursement Agreement among Ambac, Sonic Corp and various Sonic Corp subsidiaries. Ambac will be the designated control party entitled to make certain decisions with respect to the Notes prior to and following any event of default with respect to the Notes.

Covenants/Restrictions. The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) a requirement that the Co-Issuers provide transfer deeds of various real estate (and prepare mortgages and related encumbrances to be granted upon the occurrence of certain performance related events, including events of default) used in Sonic Corp’s partner drive-in operations, (ii) a required prepayment of the Notes in the event of certain dispositions of real estate in circumstances where the proceeds are not reinvested in real estate within specified periods, (iii) that the Co-Issuers maintain specified reserve accounts to be used to make required payments in respect of the Notes, (iv) that certain debt service coverage ratios be met the failure of which will result in early or rapid amortization of the outstanding principal amounts due in respect of the Notes, (v) provisions relating to optional and mandatory prepayments, including mandatory prepayments in the event of a stated Change of Control (as defined in the Supplemental Indenture) and the related payment of specified amounts, including specified make whole payments, (vi) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (vii) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to customary rapid amortization events provided for in the Supplemental Indenture, including events tied to failure to maintain stated debt service coverage ratios, Sonic Corp. system wide sales (as defined) falling below $2.75 billion on stated measurement dates, and certain servicer termination events. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, Sonic system-wide sales falling below $2.25 billion, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective, certain judgments and any payments being made under the insurance policy described above.

Use of Proceeds. Sonic used approximately $532 million of the net proceeds from the sale to repay its existing term loan and amounts outstanding under its revolving credit facility and approximately $24 million to pay the costs associated with the securitized financing transaction. Sonic intends to use the remaining net proceeds from the sale for general corporate purposes, including expansion of its business, acquisitions of franchise drive-ins and repurchases of Sonic Corp. common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

SONIC CORP.

Date: December 27, 2006	By:	/s/ Stephen C. Vaughan
Stephen C. Vaughan,
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Base Indenture dated December 20, 2006 among Sonic Capital LLC, Sonic Industries Franchising LLC, America’s Drive-In Holding Inc., America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Series 2006-1 Fixed Rate Notes and Citibank, N.A., as Trustee and Securities Intermediary.

99.2	Supplemental Indenture dated December 20, 2006 among Sonic Capital LLC, Sonic Industries Franchising LLC, America’s Drive-In Holding Inc., America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer of the Series 2006-1 Fixed Rate Notes and Citibank, N.A., as Trustee and Series 2006-1 Securities Intermediary.

99.3	Class A-1 Note Purchase Agreement dated December 20, 2006 among Sonic Capital LLC, Sonic Industries Franchising LLC, America’s Drive-In Holding Inc., America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC and SRI Real Estate Properties LLC, each as Co-Issuer and Sonic Industries Services Inc., as Servicer, certain private conduit investors, financial institutions and funding agents, Bank of America, N.A., as provider of letters of credit, and Lehman Commercial Paper Inc., as a swingline lender and as Administrative Agent.

99.4	Guarantee and Collateral Support Agreement dated December 20, 2006 made by Sonic Industries LLC, as Guarantor in favor of Citibank N.A., as Trustee.

99.5	Parent Company Support Agreement dated December 20, 2006 made by Sonic Corp. in favor of Citibank N.A., as Trustee.